UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 22, 2014

PREMIERE GLOBAL SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

GEORGIA

(State or Other Jurisdiction of Incorporation)

001-13577	59-3074176
(Commission File Number)	(IRS Employer Identification No.)

3280 Peachtree Road, NE, Suite 1000, Atlanta, Georgia 30305
(Address of Principal Executive Offices)	(Zip Code)

404-262-8400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2014, the compensation committee of the board of directors of Premiere Global Services, Inc., or PGi, approved the performance criteria for annual and quarterly incentive bonus awards for 2014 for our named executive officers: Boland T. Jones, our Chief Executive Officer; Theodore P. Schrafft, our President; David E. Trine, our Chief Financial Officer; and David M. Guthrie, our Chief Technology Officer.

Financial performance criteria for our named executive officers are based on constant foreign currency exchange rates. All of our named executive officers share two common financial performance criteria, consolidated revenues and adjusted EBITDA, in differing percentages as set forth below. Consolidated revenues include the impact of acquisitions and/or divestitures for such transactions approved by our board of directors. Adjusted EBITDA is determined as operating income, as reported, before depreciation, amortization, restructuring costs, asset impairments, non-recurring tax adjustments, non-recurring regulatory fee adjustments, excise and sales tax expense, net legal settlements and related expenses and acquisition and/or divestiture-related costs and excludes equity-based compensation. In addition, each of our named executive officers may earn between 70% and 150% of his target bonus awards applicable to consolidated revenues and adjusted EBITDA criteria based on a sliding scale for achievement of 90% to greater than or equal to 110% of these bonus criteria. This sliding scale is set forth below, with data between points interpolated on a straight-line basis:

Performance Percentage of Target	Payout Percentage of Bonus Earned
<90%	0%
90%	70%
95%	85%
100%	100%
105%	125%
110% or greater	150%

For Mr. Jones and Mr. Schrafft, 50% of the value of such bonus awards will be determined with respect to each of our consolidated revenues and adjusted EBITDA.

For Mr. Trine, 33.3% of the value of such bonus awards will be determined with respect to our consolidated revenues, 33.3% with respect to our adjusted EBITDA and 33.3% with respect to network margin, which is also subject to the sliding scale set forth above.

For Mr. Guthrie, 25% of the value of such bonus awards will be determined with respect to our consolidated revenues, 25% with respect to our adjusted EBITDA and 50% with respect to technology development objectives, which are not subject to a sliding scale but are subject to pro rata achievement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERE GLOBAL SERVICES, INC.

Date: January 22, 2014	By:	/s/ Scott Askins Leonard
Scott Askins Leonard
Executive Vice President - Legal
General Counsel and Secretary